Exhibit 11

                     Golden American Life Insurance Company
                 Computation of Earnings Per Share (Unaudited)
                     (In thousands, except per share data)



                                                                        Quarter Ended March 31
                                                                        ----------------------
                                                                          1995            1994
                                                                          ----            ----


Net (Loss)                                                               $(157)            $657


Weighted average number of shares
    outstanding during the period                                          250              250
                                                                         -----            -----

Earnings Per Share                                                      $(0.63)           $2.63
                                                                       =======            =====